The Clorox Company

Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segment	% Change vs. Prior Year
	FY14(1)					FY15(1)				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning	0%	3%	-5%	0%	-1%	-1%	3%	1%	1%	Q3 volume increase driven by higher shipments in Home Care, primarily from Clorox® Disinfecting Wipes, several new product launches and Clorox® toilet cleaners, partially offset by lower shipments of Green Works® laundry detergent, as well as Clorox® bleach primarily due to the recent price increase.
Household	2%	-1%	5%	-2%	1%	4%	3%	0%	2%	Q3 volume is flat reflecting higher shipments in Kingsford® Charcoal, offset by lower shipments in Bags and Wraps, primarily due to price increases, and Cat Litter.
Lifestyle	4%	-1%	-1%	2%	1%	0%	5%	2%	2%	Q3 volume increase driven by higher shipments of Burt’s Bee’s® lip and face care products and Hidden Valley® salad dressings, partially offset by lower shipments of Brita® products.
International	1%	3%	1%	2%	2%	5%	5%	1%	4%	Q3 volume increase driven by higher shipments in Mexico and Canada, partially offset by lower shipments in Argentina and Asia.
Total Company	1%	1%	0%	0%	1%	1%	4%	1%	2%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segment	% Change vs. Prior Year
	FY14(1)					FY15(1)				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning	1%	2%	-4%	-1%	0%	-2%	3%	1%	1%	Q3 variance between volume and sales was flat.
Household	5%	-1%	4%	-2%	1%	5%	5%	5%	5%	Q3 variance between volume and sales driven by the benefit of price increases in Bags and Wraps.
Lifestyle	5%	0%	-3%	2%	1%	-1%	4%	3%	2%	Q3 variance between volume and sales driven by favorable mix and assortment.
International	-2%	1%	-6%	-6%	-3%	0%	-2%	0%	-1%	Q3 variance between volume and sales driven by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases and favorable mix and assortment.
Total Company	2%	0%	-2%	-2%	0%	1%	3%	3%	2%

(1)	Volume growth and sales growth percentage changes for the International reportable segment and Total Company reflect the reclassification of Clorox Venezuela to discontinued operations effective Q1 fiscal 2015 for all periods presented.

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY14					FY15
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+180	+150	+140	+110	+140	+120	+130	+170
Price Changes	+80	+70	+80	+80	+80	+90	+100	+140
Market Movement (commodities)	-110	-140	-120	-110	-120	-40	-90	-
Manufacturing & Logistics	-140	-120	-120	-240	-160	-170	-90	-120
All other(1)	-10	-20	-10	-10	-10	-70	-40	-80
Impact of Clorox Venezuela reclassification to discontinued operations(2)	+30	+10	-	+40	+20	-	-	-
Change vs prior year	+30	-50	-30	-130	-50	-70	+10	+110
Gross Margin (%)	43.5%	42.4%	42.1%	42.9%	42.7%	42.8%	42.5%	43.2%

(1)	In Q3 of fiscal year 2015, ‘All other’ includes about -60bps for higher performance-based incentive compensation costs vs. the year-ago quarter.
(2)	Other than the impact of the Clorox Venezuela reclassification, none of the fiscal year 2013 and 2014 gross margin drivers have changed; all effects of the Clorox Venezuela reclassification to discontinued operations are reflected in this line.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of March 31, 2015

(Adjusted to reflect Clorox Venezuela reclassified to discontinued operations)

Working Capital Update

	Q3
	FY 2015 ($ millions)	FY 2014 ($ millions)	Change ($ millions)	Days(5) FY 2015	Days(5) FY 2014	Change
Receivables, net	$528	$551	-$23	32	35	-3
Inventories	$440	$447	-$7	50	52	-2
Accounts payable (1)	$397	$388	$9	44	44	0
Accrued liabilities	$533	$481	$52
Total WC (2)	$187	$287	-$100
Total WC % net sales (3)	3.3%	5.3%
Average WC (2)	$203	$304	-$101
Average WC % net sales (4)	3.6%	5.6%

Receivables, net: Decrease driven primarily by timing of sales and unfavorable foreign exchange rates.

Accrued liabilities: Increase driven primarily by year over year higher performance-based incentive compensation costs.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended March 31, 2015

Capital expenditures for the third quarter were $23 million versus $24 million in the year-ago quarter.

Depreciation and amortization for the third quarter was $41 million versus $43 million in the year ago quarter.

Net cash provided by continuing operations in the third quarter was $214 million, or 15 percent of sales.

The Clorox Company

Supplemental Unaudited Condensed Information

Fiscal Year to Date Free Cash Flow Reconciliation

	Q3 Fiscal YTD 2015	Q3 Fiscal YTD 2014
Net cash provided by continuing operations – GAAP	$481	$444
Less: Capital expenditures	83	87
Free cash flow – non-GAAP (1)	$398	$357
Free cash flow as a percent of sales – non-GAAP (1)	9.7%	8.9%
Net sales	$4,098	$4,017

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Supplemental unaudited reconciliation of earnings from continuing operations before income taxes to EBIT(1)(3) and EBITDA (2)(3)

(Adjusted to reflect Clorox Venezuela reclassified to discontinued operations)

Dollars in millions and percentages based on rounded numbers

	FY 2014					FY 2015

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	9/30/13	12/31/13	3/31/14	6/30/14	6/30/14	9/30/14	12/31/14	3/31/15
Earnings from continuing operations	$211	$184	$226	$263	$884	$218	$197	$217
before income taxes
Interest income	(1)	-	(1)	(1)	(3)	(1)	(1)	(1)
Interest expense	26	26	25	26	103	26	26	25
EBIT (1)(3)	236	210	250	288	984	243	222	241
EBIT margin (1)(3)	17.6%	16.1%	18.3%	19.2%	17.8%	18.0%	16.5%	17.2%
Depreciation and amortization	43	45	43	46	177	43	42	41
EBITDA (2)(3)	$279	$255	$293	$334	$1,161	$286	$264	$282
EBITDA margin (2)(3)	20.8%	19.5%	21.4%	22.3%	21.1%	21.2%	19.6%	20.1%
Net sales	$1,343	$1,308	$1,366	$1,497	$5,514	$1,352	$1,345	$1,401

Total debt (4)					$2,313	$2,224	$2,672	$2,166
Debt to EBITDA (3)(5)					2.0	1.9	2.3	1.9

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.
(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides additional useful information to investors about current trends in the business.
(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.
(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters. The Company calculates debt to Consolidated EBITDA for compliance with its debt covenants using Consolidated EBITDA for the trailing four quarters, as contractually defined.

The Clorox Company
Updated: 5-1-15

U.S. Retail Pricing Actions from CY2009 - CY2015

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners
Clorox Clean-Up®, Formula 409®,	+17%	April 2012
and Clorox® Disinfecting Bathroom spray cleaners	+5%	March 2013
Green Works® cleaners	+21%	July 2014
Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Clorox® liquid bleach	+7%	February 2015
Glad
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Glad® trash bags	+6%	November 2014
Glad® wraps	+5%	January 2015
Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012
Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013

Notes:
●	Individual SKUs vary within the range.
●	This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.